UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

 Date of report (Date of earliest event reported):  March 17, 2014

PhotoMedex, Inc.
 (Exact Name of Registrant Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-11635 (Commission File Number)	59-2058100 (I.R.S. Employer Identification No.)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    215-619-3600

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On March 17, 2014, PhotoMedex, Inc. (NasdaqGS and TASE: PHMD, the “Company”) was notified by Nasdaq that, as a result of the appointment of Dr. Trevor Harris, Ph.D. to the Company’s board of directors and audit committee, the Company was now in compliance with the audit committee requirements of Listing Rule 5605(c)(2) (the “Rule”).  Nasdaq had notified the Company on February 3, 2014 that it was not in compliance with that Rule, as the death of Dr. Nahum Melumad, Chairman of the Company’s audit committee, resulted in that committee having less than the minimum number of participants required for continued listing on The Nasdaq Global Select Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date:	March 19, 2014	By:	/s/ Dolev Rafaeli
Dolev Rafaeli
Chief Executive Officer